Exhibit 32.2

CERTIFICATION OF FINANCIAL STATEMENTS

Pursuant of 18 U.S.C. 63 1350, the Chief Financial Officer of Conmed Healthcare Management, Inc. (the "Company") hereby certifies that this Form 10-Q and the financial statements thereto fully comply with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-Q and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the Company.

May 14, 2008
By /s/ Thomas W. Fry Thomas W. Fry Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to and will be retained by Conmed Healthcare Management, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.

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